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                                                                    EXHIBIT 99-5




                              DEPOSITARY AGREEMENT

                                 EXCHANGE OFFER




                                                            October __, 1995


If by mail:

First Chicago Trust Company of New York
Tenders & Exchanges
Suite 4660
P. O. Box 2507
Jersey City, NJ  07303-2559
Attn:

If by hand or overnight delivery:

First Chicago Trust Company of New York
14 Wall Street
Tenders & Exchanges
8th Floor, Suite 4680 - PECO
New York, NY  10005
Attn:


Ladies and Gentlemen:

                 PECO Energy Company ("PECO Energy") is offering to effect the exchange of Trust Receipts ("Preferred Trust Receipts") issued by PECO Energy Capital Trust I (the "Trust"), each representing a ____% Cumulative Monthly Income Preferred Security, Series B (in the aggregate, the "Series B Preferred Securities") of PECO Energy Capital, L.P. ("PECO Energy Capital") for up to 5,400,000 Depositary Shares (the "Depositary Shares"), each representing a one-fourth interest in a share of $7.96 Cumulative Preferred Stock of PECO Energy, upon the terms and conditions set forth in the Offering Circular/Prospectus and the Letter of Transmittal annexed hereto as Exhibit A and B, respectively (collectively, the "Offering Documents").

                 PECO Energy hereby appoints you to act as Exchange Agent in connection with the offer, as described in the Offering Documents (the "Offer").
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First Chicago Trust Company
  of New York
October __, 1995
Page 2



                 The Offer is being made by PECO Energy to holders of 5,600,000 Depositary Shares commencing on or about _______________, 1995. The Letter of Transmittal that will accompany the Offering Circular/Prospectus is to be used by the holders of Depositary Shares to accept the Offer, and contains instructions with respect to the delivery of certificates or book-entry transfer for Depositary Shares tendered, provided that an Agent's Message (as defined in the Offering Documents) may be used under certain circumstances to accept the Offer.

                 In carrying out your duties as Exchange Agent in connection with the Offer, you are to act in accordance with the following:

                 1. The Offer shall expire at 12:00 midnight, New York time on _______________, 1995 (the "Initial Expiration Date"), or at any subsequent time to which PECO Energy may extend the Offer. PECO Energy expressly reserves the right to extend, amend or modify the Offer from time-to-time. The Offer may be extended by PECO Energy giving written notice to you before _______________, 1995. The later of the Initial Expiration Date or the latest time and date to which the Offer may be so extended is herein referred to as the "Expiration Date." In addition, PECO Energy may terminate the Offer for any reason, including, but not limited to, certain circumstances set forth in the Offering Documents.

                 2. You will establish Book Entry Accounts with DTC and the various other Depositories (as defined in the Offering Documents) for the Depositary Shares for purposes of the Offer by _______________, 1995 and any financial institution that is a participant in any of the Depositories may make book-entry delivery of the Depositary Shares by causing the Depository to transfer such Depositary Shares into the account maintained by you pursuant to this paragraph in accordance with procedures for such transfer. However, although delivery of the Depositary Shares may be effected through book-entry transfer, the Letter of Transmittal, or in the case of book-entry transfer through DTC, an Agent's Message, with any required signature guarantees and any other documents must, in any case, be received by you in order for Depositary Shares to be properly tendered.

                 3. You are to examine the Letters of Transmittal, Agent's Messages (as defined in the Offering Documents), certificates representing the Depositary Shares and the other documents delivered or mailed to you in connection with the Offer to ascertain whether they are completed and executed in accordance with instructions set forth in the Letter of Transmittal. In each case where the Letter of Transmittal has
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First Chicago Trust Company
  of New York
October __, 1995
Page 3


been improperly filled out or executed or, for any other reason, is not in proper form, or the certificates for Depositary Shares or the book-entry confirmations, as the case may be, accompanying such Letter of Transmittal are not in proper form for transfer (as required by the aforesaid instructions), or if some other irregularity in connection with any tender of Depositary Shares exists, you shall endeavor to take such action as may be necessary to cause such irregularity to be corrected. With the written approval of an Officer of PECO Energy, or any party designated by PECO Energy, you are authorized to waive irregularities in connection with the acceptance of the Offer. PECO Energy has reserved the absolute right to reject any or all offers which it determines do not comply with the terms of the Offer, which determination shall be final and binding. Unless waived by PECO Energy, all Depositary Shares must be tendered in accordance with the terms and conditions set forth in the Offering Documents.

                 4. If a shareholder desires to tender Depositary Shares pursuant to the Offer and such shareholder's certificates for Depositary Shares are not immediately available or time will not permit all required documents to reach you on or prior to the Expiration Date or the procedure for book-entry tender cannot be completed on a timely basis, such Depositary Shares may nevertheless be tendered if all the following conditions are satisfied:

                          (a)     the tender is made by or through an Eligible
Institution (as defined in the Offering Circular/Prospectus);

                          (b)     a properly completed and duly executed Notice
of Guaranteed Delivery is received by you as provided below on or prior to the Expiration Date; and

                          (c)     the certificates for all tendered Depositary
Shares, in proper form for transfer (or a book-entry confirmation), together with a properly completed and duly executed Letter of Transmittal or an Agent's Message, in the case of a book-entry transfer effected through DTC's Automated Tender Offer Program ("ATOP") and any other documents required by the Letter of Transmittal are received by you within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery.

                 The Notice of Guaranteed Delivery may be delivered by hand or transmitted by letter, telegram, or facsimile transmission to you and must include a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery.
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First Chicago Trust Company
  of New York
October __, 1995
Page 4



                 Notwithstanding any other provisions hereof, exchange for Depositary Shares exchanged pursuant to the Offer will, in all cases, be made only after timely receipt by you of certificates for such Depositary Shares (or a book-entry confirmation), a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or, in the case of a book-entry transfer through DTC's ATOP procedure, an Agent's Message.

                 5. On each business day up to the Expiration Date, you shall advise by telephone, not later than 5:00 P.M., New York City time, and on the Expiration Date, as promptly thereafter as may be practicable, Diann Sweeney of PECO Energy (215) 841-6996, Susan Klein of Merrill Lynch & Co. at
(212) 449-2760, Kimberly Blue of Smith Barney Inc. at (212) 723-7615 and such other persons as Ms. Sweeney may direct, of the number of Depositary Shares which have been tendered, the names and addresses of the holders who have so tendered their Depositary Shares, the number about which you have questions concerning validity, form, eligibility (including timeliness of receipt) and the cumulative number of Depositary Shares tendered through the time of such telephone call. Promptly thereafter (but no later than the close of the next day), you shall confirm such information to each of the above persons in writing, to be transmitted by facsimile. You shall take all responsible action with respect to the Offer as may from time to time be requested by PECO Energy. You are authorized to cooperate with and furnish information, including, without limitation, the names and addresses of registered holders of tendered Depositary Shares to Merrill Lynch & Co., Smith Barney Inc., D.F. King & Co., Inc., any of their representatives or any other organization (or its representatives) designated from time to time by PECO Energy, in any manner reasonably requested by any of them in connection with the Offer and tenders thereunder.

                 6. Any Letters of Transmittal received after the Expiration Date shall be stamped by you as of the date and time of receipt thereof and returned to the signatories thereof provided that copies of such Letters of Transmittal shall be preserved by you as permanent records until you are otherwise instructed by PECO Energy.

                 7. You shall follow and act upon any amendments, modifications or supplements to these instructions, and upon any further written instructions in connection with the Offer, any of which may be given to you by PECO Energy or such other persons as it may authorize.
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First Chicago Trust Company
  of New York
October __, 1995
Page 5



                 8. PECO Energy will exchange shares duly tendered on the terms and subject to the conditions set forth in the Offering Documents.

                 9. PECO Energy shall deposit or cause to be deposited with you, as agent for tendering holders of the Depositary Shares, within a reasonable time after PECO Energy's acceptance for exchange of the Depositary Shares, the ___% Deferrable Interest Subordinated Debentures, Series B ("Series B Debentures") of PECO Energy, in exchange for Depositary Shares tendered and accepted for exchange. You will then deposit such Series B Debentures with PECO Energy Capital in accordance with the instructions of PECO Energy. PECO Energy Capital will then issue its Series B Preferred Securities to the Trust, which will in turn issue its Trust Receipts and deliver such Trust Receipts to you for distribution, either in certificated form or through the facilities of a depository, to each holder.

                 10. As soon as practicable following acceptance of Depositary Shares tendered for exchange, you shall make payment in accordance with the terms of the Offer to any broker or dealer that is a member of the national securities exchange in the United States or of the National Association of Securities Dealers, Inc., or to any foreign broker or dealer not eligible for membership in such Association that agrees to conform to the Rules of Fair Practice of such Association in soliciting tenders in the United States, or to any commercial bank or trust company located in the United States whose name appears in the appropriate space in the Letter of Transmittal, subject to the conditions set forth in the Offering Documents, of a solicitation fee of __________ for each Depositary Share validly tendered and accepted for exchange pursuant to the Offer. The payment is subject to a maximum solicitation fee of $__________ in respect of shares tendered by or on behalf of any shareholder that were owned of record by such shareholder on the date the Offer is made. Federal funds will be deposited with you on the date checks are mailed. PECO Energy will wire funds to First National Bank of Chicago ABA #07100-0001-3 for the account of First Chicago Trust Company of New York Cash Funding Account #93-00007.

                 A list of brokers, dealers and banks entitled to payment should be prepared by you detailing name, address, number of shares tendered and fee payable. You shall not make payment unless the aforesaid list (or adjusted list) is approved by PECO Energy.

                 11. Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless
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First Chicago Trust Company
  of New York
October __, 1995
Page 6


accepted for exchange, may be withdrawn at any time after __________, 1995.

                 12. PECO Energy shall not be required to exchange any shares tendered if (i) the Exchange shall not result in (a) the issuance of at least 1,000,000 Preferred Trust Receipts to be issued and (b) 400 record or beneficial holders of Preferred Trust Receipts to be issued in exchange for such Depositary Shares, (ii) fewer than 2,800,000 Depositary Shares are tendered for exchange or (iii) any of the other conditions set forth in the Offering Documents are not satisfied. Notice of any decision by PECO Energy not to exchange any Depositary Shares tendered shall be given in writing by PECO Energy to you.

                 13. If, pursuant to the Offer, PECO Energy does not accept for exchange all or part of the Depositary Shares tendered, you shall promptly return the deposited certificates for Depositary Shares, with any related required documents and the Letter of Transmittal relating thereto that are in your possession, to the persons who deposited the same, together with a notice explaining the reasons for their return.

                 14. Certificates for unexchanged or new Depositary Shares shall be forwarded by (i) first class mail under a blanket surety bond protecting you and PECO Energy from loss or liability arising out of the non-receipt or non-delivery of such certificates for shares, or (ii) by registered mail insured separately for the replacement value of such certificates for Depositary Shares.

                 15.      As Exchange Agent and Depository hereunder, you:

                          (a)     shall have no duties or obligations other
than those specifically set forth herein;

                          (b)     will be regarded as making no representations
and having no responsibilities as to the validity, sufficiency, value or genuineness of any certificates or the shares represented thereby deposited with you hereunder, and will not be required to and will make representation as to the validity, value or genuineness of the Offer;

                          (c)     shall not be obligated to take any legal
action hereunder which might, in your judgement, involve any expense or liability, unless you shall have been furnished with such indemnity as shall be reasonably satisfactory to you;

                          (d)     may rely on and shall be protected in acting
in reliance upon any certificate, instrument, opinion, notice,
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First Chicago Trust Company
  of New York
October __, 1995
Page 7


letter, telegram or other document or security delivered to you and believed by you to be genuine and to have been signed by the proper party or parties;

                          (e)     may rely on and shall be protected in acting
upon written instructions from Diana Moy Kelly of PECO Energy;

                          (f)     may consult counsel satisfactory to you
(including counsel for PECO Energy) and the opinion of each counsel shall be full and complete authorization and protection in respect to any action taken, suffered or omitted by you hereunder in good faith and in accordance with the opinion of such counsel; and

                          (g)     shall not be called upon at any time to
advise any person tendering hereunder as to the wisdom of making such tender or as to the market value or decline or appreciation in market value of any share.


                 16. You agree that upon receipt thereof you will deliver the Preferred Trust Receipts on a one for one basis for each Depositary Share validly tendered and accepted for exchange to the holders of such Depositary Shares.

                 17. PECO Energy covenants and agrees to indemnify and hold you harmless against any loss, liability or expense incurred on your part arising out of or in connection with the administration of your duties hereunder, including the cost and expenses of defending yourself against any claim or liability, provided that such covenant and agreement does not extend to, and you shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by you as a result of, or arising out of, your negligence, bad faith or willful failure to perform your obligations hereunder. Promptly after you have received any written assertion of a claim or have been served with summons or other first legal process giving information as to the nature and basis of the claim, you shall notify PECO Energy, by letter or by facsimile transmission confirmed by letter, of the written assertion of such claim against you or of any action commenced against you or of the service of any summons on you, or other first legal process giving information as to the nature and basis of the claim. In no case shall PECO Energy be liable under this indemnity with respect to any action, proceeding, suit or claim against you unless PECO Energy shall be notified by you as set forth in this Section 17, but failure so to notify PECO Energy shall not relieve PECO Energy of any liability which it may otherwise have on account of this Agreement. PECO Energy will be entitled to
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First Chicago Trust Company
  of New York
October __, 1995
Page 8


participate at its own expense in the defense of any such claim. If PECO Energy so elects at any time after receipt of such notices and agrees in writing that such claim is a claim for which you are entitled to be indemnified and held harmless hereunder or if you in such notice request and PECO Energy agrees, PECO Energy will assume the defense of any suit brought to enforce any such claim. In the event PECO Energy assumes the defense of any such suit, PECO Energy may select counsel of its own choosing for such purpose and PECO Energy will not be liable for the fees and expenses of any additional counsel thereafter retained by you. PECO Energy shall not be liable for any settlement of any such claim effected without its prior written consent.

                 18. This agreement and appointment as Exchange Agent and Depository shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the parties hereto. THIS AGREEMENT MAY NOT BE MODIFIED ORALLY.

                 19. You will arrange to comply with Internal Revenue Service ("IRS") regulations with regard to due diligence in obtaining a certified Tax Identification Number (TIN). We understand that you are required to deduct 31% on payments (a) to holders who have not supplied their correct TIN and the required certification and (b) to holders who you have been instructed by the IRS to deduct. You will forward appropriate funds to the IRS.

                 On or before January 31, 1996, you will issue a Form 1099B to each holder of Depositary Shares whose Depositary Shares are tendered and accepted.

                 You are further instructed as follows:

                          U.S. Citizens:  A substitute Form W-9 must be
properly completed and delivered to you prior to payment, otherwise 31% of the gross payment must be deducted as described above.

                          Foreign Shareholders:  Form W-8 must be properly
completed and delivered to you prior to payment, otherwise 31% of the gross payment must be deducted as described above.
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First Chicago Trust Company
  of New York
October __, 1995
Page 9



                          NOTE: YOU MAY CONSULT WITH (NAME) (TELEPHONE NUMBER), BEFORE MAKING THE REQUIRED DEDUCTION, IF YOU DEEM IT NECESSARY, FOR ANY CLARIFICATION, INTERPRETATION, ETC.

                 Should any issue arise regarding federal income tax reporting or withholding, you will take such action as PECO Energy instructs you in writing.

                 20. It is understood and agreed that the securities, money, assets or property (the "Property") to be deposited with or received by you from PECO Energy or pursuant to Sections 9 and 16 hereof as Depository constitute a special, segregated account, held solely for the benefit of PECO Energy and shareholders tendering Depositary Shares, as their interests may appear, and the Property shall not be commingled with the securities, money, assets or properties of you or any other person, firm, corporation or entity. You hereby waive any and all rights of lien, attachment or set-off whatsoever, if any, against the Property so to be deposited, whether such rights arise by reason of statutory or common law, by contract or otherwise.

                 21. For services rendered as Depository hereunder, you shall be entitled to fees of $1,000 for administrative set-up costs, $10 for each Letter of Transmittal submitted, $8 for curing each defective Letter of Transmittal, $15 for each Notice of Guaranteed Delivery, $15 per withdrawal, $.50 per item for IRS reporting, $.50 for each check reconciliation, $4 for each Letter of Transmittal returned and $4 per late submission, together with other reasonable and customary expenses.

                 22. Unless terminated earlier by the parties hereto in writing, this Agreement shall terminate 30 days after the earlier of the termination by PECO Energy of the Offer or the Expiration Date, as may be extended by PECO Energy from time to time. Upon any termination of this Agreement, you shall promptly deliver to PECO Energy any certificates, funds or property then held by you as Depository under this Agreement, and after such time any party entitled to such certificates, funds or property shall look solely to PECO Energy and not the Depository therefore, and all liability of the Depository with respect thereto shall cease, provided, however, that the Depositary, before being required to make such delivery to PECO Energy, may at the expense of PECO Energy cause to be published in a newspaper of general circulation in the City of New York, or mail to each person who has tendered Depositary Shares but not received payment, or both, notice that such certificates, funds or property remain unclaimed and that after a date specified therein, which shall not be less
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First Chicago Trust Company
  of New York
October __, 1995
Page 10


than 30 days from the date of publication or mailing, any unclaimed balance of such certificates, funds or property will be delivered to PECO Energy.

                 23. If any provision of this Agreement shall be held illegal, invalid or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an agreement between us to the full extent permitted by applicable law.

                 24. This Agreement may be executed in separate counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
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First Chicago Trust Company
  of New York
October __, 1995
Page 11


                 Please acknowledge receipt of this agreement and confirm the arrangements herein provided by signing and returning the enclosed copy.

                                   Sincerely,

                                   PECO ENERGY COMPANY


                                   By:
                                      -------------------------------------
                                       Name:
                                       Title:


ACCEPTED AS OF


FIRST CHICAGO TRUST COMPANY OF NEW YORK


By:
    -------------------------------
    Name:
    Title: